As filed with the Securities and Exchange Commission on June 25, 2007.

Registration No. 333-128130

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-1906306
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2300 Orchard Parkway

San Jose, California 95131

(408) 433-0910

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas W. Steipp

President and Chief Executive Officer

Symmetricom, Inc.

2300 Orchard Parkway

San Jose, California 95131

(408) 433-0910

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ora T. Fisher, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

On September 6, 2005, Symmetricom, Inc. (the “Company”) filed a registration statement on Form S-3 (File No. 333-128130), as amended by Amendment No. 1 filed on November 30, 2005 (together, the “Registration Statement”), which registered for resale by the holders thereof up to an aggregate of $120,000,000 of 3¼% Contingent Convertible Subordinated Notes due 2025 and the common stock issuable upon conversion of the notes.  The Company is filing this Post-Effective Amendment No. 1 to deregister all securities registered pursuant to the Registration Statement remaining unsold as of the date this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California on this 22nd day of June, 2007.

SYMMETRICOM, INC.

By:	/s/ Thomas W. Steipp
Thomas W. Steipp
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on the 22nd day of June, 2007.

SIGNATURE	TITLE

/s/ Thomas W. Steipp	President, Chief Executive Officer and Director (Principal Executive Officer)
Thomas W. Steipp

/s/ William Slater	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
William Slater

*	Director
Alfred F. Boschulte

Director
James A. Chiddix

*	Director
Robert T. Clarkson

*	Director
Elizabeth A. Fetter

*	Director
Robert M. Neumeister

*	Director
Richard W. Oliver

*	Director
Richard N. Snyder

/s/ Thomas W. Steipp	Attorney-in-fact
Thomas W. Steipp